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                                                                     EXHIBIT 3.3


                                     BYLAWS
                                       OF
                        NORTHLAND CABLE TELEVISION, INC.

                                   ARTICLE I.

                                NAME AND LOCATION

      Section 1. Name. This corporation shall be known and designated NORTHLAND CABLE TELEVISION, INC.

      Section 2. Offices. The corporation may have offices at such places, either within or without the State of Washington, as the Board of Directors may from time to time designate or the business of the corporation may require. The Board of Directors shall designate one such office as the principal office in the State of Washington.

      Section 3. Registered Office and Registered Agent. The registered office of the corporation required by the Washington Business Corporation Act to be maintained in the State of Washington may be, but need not be, identical with the principal office of the State of Washington, and the address of the registered office and the designated registered agent may be changed from time to time by the Board of Directors.

                                   ARTICLE II.

                                      SEAL

      If the corporation has a corporate seal, it may merely consist of the words "corporate seal" or it may have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Washington." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise. One or more duplicate dies for impressing such seal may be kept and used.

                                  ARTICLE III.

                              STOCKHOLDERS MEETINGS

      Section 1. Place of Meeting. All meetings of the stockholders shall be held at the registered office of the corporation or at such other location as the Board of Directors may determine.



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      Section 2. Annual Meeting. The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held within one hundred eighty (180) days of the end of the fiscal year of the corporation. The meeting shall not be held on a legal holiday in the State of Washington. If for any reason an annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice as hereinafter provided, or the business thereof may be transacted at any special meeting called for the purpose.

      Section 3. Special Meetings. Special meetings of the stockholders may be called by the President or the Vice President whenever the one so calling the meeting deems it necessary or advisable, and shall be called by the President or a Vice President whenever so directed by order or resolution of a majority of the Board of Directors, or a majority of the Executive Committee, and whenever the holders of one-fourth (1/4) of the capital stock of the corporation entitled to vote at such meeting shall request the same in writing.

      Section 4. Notice of Meeting. Written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be no more than fifty (50) days and, in case of a meeting of stockholders, no less than ten (10) days prior to the



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date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to the inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

        Section 7. Quorum and Adjournment. The holders of record for the time being of a majority of the total number of shares of stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall be requisite to and shall constitute a quorum for the transaction of business at such meeting. If, however, a quorum shall not be present or represented at a meeting of stockholders, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until holders of record of the requisite amount of stock shall be present or represented. At such adjourned meeting at which the holders of the requisite amount of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed


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with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

        Section 9. Voting of Shares. Subject to any provisions of Washington law, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

      Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

             Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

             Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

             A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

             Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

        Section 11. Electronic Presence. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and the participation by such means shall constitute presence in person at a meeting.

      Section 12. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.


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                                   ARTICLE IV.

                               BOARD OF DIRECTORS

        Section 1. General Powers. The business, affairs and property of the corporation shall be managed by the Board of Directors in accordance with the Articles of Incorporation, these Bylaws and the provisions of the Washington Business Corporation Act not inconsistent with these Articles and Bylaws. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things except those acts that are required to be exercised or done by the stockholders by statute, the Articles of Incorporation or these Bylaws.

        Section 2. Duties. A director shall perform the duties of a director, including the duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

             In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or represented by:

               (1) One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matter presented;

               (2) Counsel, public accountants or other persons as to matters which the director believes to be within such person's professional or expert competence; or

               (3 ) A committee of the board upon which the director does not serve, duly designated in accordance with a provision in the Articles of Incorporation or Bylaws, as to matters within its designated authority, which committee the director believes to merit confidence; so long as, in any such case, the director acts in good faith, after reasonable inquiry when the need therefor is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

        Section 3. Number. The Board of Directors shall consist of one or more members, and stockholders at each annual meeting preceding the election of directors shall determine the number of directors to be elected for the ensuing term of office; provided, however, the Board of Directors may increase the maximum number at any time. The directors need not be stockholders or residents of the


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State of Washington and shall be elected annually in the manner provided in these Bylaws, and each director shall hold office until the annual meeting held next after his election and his successor is qualified, or until his death, or until he shall resign or shall be removed.

      Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Washington, for the holding of additional regular meetings without other notice than such resolution.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, a Vice President or Secretary or any two directors when and if there are three or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Washington, as the place of holding any special meeting of the Board of Directors called by them.

      Section 6. Notice. Notice of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed to each director at his business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 7. Quorum and Adjournment. At all meetings of the Board, the presence of a majority of the directors shall be requisite to and shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum, the directors present at the time and place at which a meeting shall have been duly called may adjourn the meeting from time to time and place to place until a quorum shall be present.


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        Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of the directors shall be filled by the Board of Directors for a term of office continuing on until the next election of directors by the stockholders.

        Section 10. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity in receiving compensation therefor.

        Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 12. Electronic Presence. Except as may be otherwise restricted by the Articles of Incorporation or by these Bylaws, members of the Board of Directors or any committee designated by these Bylaws or appointed by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

        Section 13. Action Without Meeting. Whenever the vote of the directors is required to be taken in connection with any corporate action, the meeting and vote may be dispensed with if all the directors who would be entitled to vote if such meeting were held shall consent in writing to such action being taken.
Such consent shall have the same effect as a unanimous vote.


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        Section 14. Ratification of Contracts, Transactions and Other Acts of
the Board of Directors. Any contract, transaction or act of the corporation or of the directors or any committee, which shall be ratified by a majority of a quorum of the stockholders of the corporation at any annual meeting, or at any special meeting called for such purposes, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation.

        Section 15. Personal Interest of a Director in Act of Board. No contract or other transaction between the corporation and any other corporation and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are pecuniarily or otherwise interested in or are directors of such other corporation; any director individually or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board at which action shall be taken upon any such contract or transaction; and any director of the corporation who is also a director or officer of such other corporation or who is interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director of officer of such other corporation or not so interested.

        Section 16. Dividends and Finance. The Board of Directors shall have power to fix and determine and to vary from time to time, where not inconsistent with the Articles of Incorporation of this corporation, the amount of the working capital of the corporation, the use and disposition of any surplus or net profits over and above the capital stock paid in, the date or dates for the declaration and payment of dividends, the amount of any dividend, the amount of any reserves necessary in their judgment before declaring any dividends among its stockholders, and the amount of the net profits of the corporation from time to time available for dividends.

                                   ARTICLE V.

                                    OFFICERS

        Section 1. Designation; Term; Vacancies. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may deem necessary from time to time. Such officers shall have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed


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by law and by these Bylaws and such additional powers and duties as may be prescribed by the Board of Directors from time to time. The officers shall be elected by the Board of Directors, and the President, Vice Presidents, Secretary and Treasurer shall hold office until the regular annual meeting of the Board of Directors following their election, or until their successors are elected and qualified; provided that they, or any of them, may be removed at any time by the affirmative vote of a majority of the whole board. All other officers, agents and employees of the corporation shall hold office during the pleasure of the board. Vacancies occurring among the officers of the corporation shall be filled by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. However, when all of the issued and outstanding stock of the corporation is owned by one shareholder, one person may hold all or any combination of offices, including the offices of President and Secretary.

        Section 2. President. The President shall preside at all meetings of the stockholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors at which he (unless some other meaning and intent is apparent from the context, masculine, feminine and neuter words shall be used interchangeably) may be present. Subject to the Board of Directors, he shall have general charge of the entire business of the corporation. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board and may, without previous authority of the Board, make such contracts as the ordinary conduct of the corporation's business requires. He shall have the usual powers and duties vested in the President of a corporation. He shall have power to select and appoint all necessary officers and employees of the corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors, and make new appointments to vacancies. He may delegate any of his powers to a Vice President of the corporation. He shall at all times be subject to the direction of the Board of Directors.

        Section 3. Vice President. Each Vice President shall have the same powers and duties as the President in the event of the latter's absence or disability, and also such of the President's powers and duties as the President may delegate to him from time to time, and shall have such other duties as may be assigned to him by the Board of Directors.

        Section 4. Secretary. The Secretary shall have custody of the seal of the corporation and, when required by the Board of Directors or when any instrument shall have been signed by the President or a Vice President, duly authorized to sign the same, or when necessary to attest any proceedings of the stockholders and directors, shall affix it to any instrument requiring the same and shall attest the same with his signature; provided that the seal may


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be affixed by the President or Vice President or other officer of the corporation to any document executed by either of them respectively on behalf of the corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meeting. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

        Section 5. Treasurer. The Treasurer shall have custody of such funds and securities of the corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse, on behalf of the corporation, for collection, checks, notes or other obligations, and shall deposit the same to the credit of the corporation in such bank or banks or depositories as the Board of Directors or the President may designate. He may sign receipts or vouchers for payments made to the corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. At the time of electing anyone to the office of Treasurer of the corporation, or thereafter, the Board of Directors may waive any requirements of the statute that the Treasurer give a bond for the faithful discharge of his duties.

        Section 6. Assistant Officers. Each Assistant Officer shall be vested with such powers and duties as may be delegated to him by the President or his direct superior officer, and any act may be done or duty performed by an Assistant Officer with like effect as though done or performed by the officer for which he is an assistant, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

        Section 7. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

                                   ARTICLE VI.

                                 INDEMNIFICATION

        Section l.

        (a) Every person (and the heirs and personal representatives of such person) who is or was a director or officer of the corporation or of any other corporation in which he served as such at


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the request of the corporation and of which the corporation directly or indirectly is a stockholder or creditor, or in which, or in the stocks, bonds, securities, or other obligations of which, it is in anyway interested, may be indemnified by the corporation in accordance with the provision of this Article VI against any and all liability and reasonable expense (including, without limitation, counsel-fees and disbursements, and amounts of judgment, fines or penalties against, or amounts paid in settlement by, a director or officer) that may be incurred by him in connection with or resulting from any claim, action, suit, or proceeding, whether civil, criminal or administrative or in connection with any appeal relating thereto, in which he may become involved, as a party or otherwise or with which he may be threatened, by reason of his being or having been a director or officer of the corporation or such other corporation, or by reason of any action taken or omitted by him in his capacity as such director or officer, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided that said person has not been adjudged liable on the basis that personal benefit was improperly received by him.

        (b) Every person (and the heirs and personal representatives of such person) referred to in paragraph (a), who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in paragraph (a), shall be entitled to indemnification as of right.

        (c) Except as provided in paragraph (b), any indemnification shall be made:

               (1) In the case of a claim, action, suit or proceedings other than by or in the right of the corporation to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties to such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular counsel of the corporation) shall render an opinion, that the director or officer acted in good faith in what he reasonably believed to be the best interests of the corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful; and

               (2) In the case of a claim, action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor, only if the Board of Directors or the Executive Committee of such Board, acting by a quorum consisting of directors who are not parties of such claim, action, suit or proceeding, shall find, or independent legal counsel (who may be the regular counsel of the corporation) shall render an opinion, that the director or officer acted in good faith in what he reasonably believed to be the best interests of the corporation or such other corporation, as the case


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may be; provided, however, that no indemnification under this subsection (2)
shall be made with regard to (i) matters as to which any such director or officer shall be finally adjudged to be liable for negligence or misconduct in the performance of duty, or (ii) amounts paid, or expenses incurred, in connection with the settlement of any such claim, action, suit or proceeding, without approval of a court of competent jurisdiction.

                  For the purpose of subsection (1), the termination of any claim, action, suit or proceeding, civil, criminal or administrative, by judgment, settlement (either with or without court approval) or conviction, or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in such subsection.

        (d) Expenses incurred with respect to any claim, action, suit or proceeding of the character described in paragraph (a) may be advanced by the corporation prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount unless it shall be ultimately determined that he is entitled to indemnification hereunder. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer or other person may otherwise be entitled by contract or as a matter of law. Each person who shall act as a director or officer of the corporation or of any other corporation referred to in paragraph (a) shall be deemed to be doing so in reliance upon the right of indemnification provided for herein.

        (e) The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                  ARTICLE VII.

                                   COMMITTEES

      Section 1. Executive Committee. The Board of Directors may appoint two or more of their members as an-Executive Committee, which shall have and may execute, to the full extent permitted by law, all of the powers of the Board of Directors when the Board of Directors is not in session, except that no such committee shall have the authority to: (1) declare dividends or distributions, except at a rate or in a periodic amount determined by the Board of


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Directors, (2) approve or recommend to shareholders actions or proposals required by statute to be approved by shareholders, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Bylaws, (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board of Directors, (6) fix compensation of any director for serving on the Board of Directors or on any committee, (7) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval,
(8) reduce earned or capital surplus, or (9) appoint other committees of the Board of Directors or the members thereof. The Executive Committee shall elect one of its members to act as Chairman thereof. Vacancies in the Executive Committee shall be filled by the Board of Directors. Meetings of the Executive Committee shall be held at any time and place on unanimous consent of all of the members thereof, or which shall be fixed in a notice of meeting thereof signed by the Chairman of the Executive Committee, given in person, by mail, or by telegraph twenty-four (24) hours in advance of the meeting to all members of the Executive Committee who have not signed the notice and who are not present at the meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors from time to time. During the temporary absence of a member of the Executive Committee, the remaining members of the Executive Committee may appoint a member of the Board of Directors to act in the place and stead of such member of the Executive Committee temporarily absent, and the acts of such member of the Board of Directors so appointed shall be of the same force and effect as if such member had originally been appointed on such Executive Committee.

      Section 2. Other Committees. The Board of Directors may also appoint such other and further committees and subcommittees as they may determine, and delegate such duties as may be determined and are not inconsistent with law.

                                  ARTICLE VIII.

                                      STOCK

      Section 1. Certificates Representing Shares. The shares of the corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.


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        Every certificate representing shares issued by the corporation, if it is authorized to issue shares of more than one class, shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

        Each certificate representing shares shall state upon the face thereof:

                (1) That the corporation is organized under the laws of this state;

                (2) The name of the person to whom issued;

                (3) The number and class of shares, and the designation of the series, if any, which such certificate represents; and

                (4) The par value of each share represented by such certificate, or a statement that the shares are without par value.

             No certificate shall be issued for any share until such share is fully paid.

      Section 2. Certificate Identification and Transfer. All certificates for shares shall be consecutively numbered or otherwise identified, and all evidence of issue as provided in Section 1 above shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 3. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of the record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation and the transfer agent of the corporation, and on surrender for cancellation of the certificate for such shares. The


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person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

        Section 4. Addresses of Stockholders. Every stockholder shall furnish the corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at his last known address or at the principal office of the corporation.

                                   ARTICLE IX.

                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS

        Section 1. Contracts. The Board of Directors or the Executive Committee may authorize any officer or officers, fiscal agent or other agent or employee of the corporation to enter into any contract or execute or deliver any instrument in the name of or behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, the Executive Committee or these Bylaws, no officer, fiscal or other agent or employee of the corporation shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose.

        Section 2. Loans. Any officer or agent of the corporation hereafter authorized by the Board of Directors or the Executive Committee may negotiate loans and advances for the corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances, when authorized by the Board of Directors, may make, execute and deliver promissory notes or other evidence of indebtedness of the corporation, and pledge, hypothecate or transfer, as security for the payment thereof, securities or other property at any time held by the corporation. No loans shall be contracted on behalf of the corporation, and no notes or other evidences of the indebtedness shall be issued in its behalf unless and except as authorized by the Board of Directors or the Executive Committee.

        Section 3. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such bank or trust companies or with such bankers or other depositories in the United States or elsewhere as the Board of Directors or the Executive Committee may approve.

      Section 4. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements or other evidences of indebtedness shall be signed by such individuals or agents as may be designated from time to time by resolution of the Board of Directors or the Executive Committee for that purpose. Endorsements for


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
deposit to the credit of the corporation in any of its duly authorized depositories may be made by an individual or agent who may be designated by resolution of the Board of Directors or the Executive Committee for that purpose.

                                   ARTICLE X.

                                WAIVER OF NOTICE

      Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI.

                                   AMENDMENTS

      The Board of Directors shall have the power to alter, amend or repeal Bylaws, except with respect to Bylaws for which stockholder approval is required by law; and, subject to the power of stockholders owning a majority of the stock issued or outstanding and entitled to vote at any regular or special meeting of stockholders, to change or repeal such Bylaws.

                                  ARTICLE XII.

                                   FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of January and end on the last day of December

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